Exhibit 99.1

Board of Directors Thomas G. Caldwell Richard T. Coyne James R. Heslop, II Eric Hummel Kenneth E. Jones James J. McCaskey William J. Skidmore Robert W. Toth Carolyn J. Turk Darryl Mast * *denotes The Middlefield Banking Company Director only
Thomas G. Caldwell President/CEO James R. Heslop, II EVP/COO Donald L. Stacy SVP/CFO Teresa M. Hetrick Senior Vice President Jay P. Giles Senior Vice President Dennis E. Linville Senior Vice President Alfred F. Thompson, Jr. Vice President The Middlefield Banking Company Senior Management Team
James L. Long President/CEO Donald L. Stacy CFO and Treasurer Joe T. Glassco Vice President Charles T. Woodson Assistant Vice President Laura E. Neale Assistant Vice President Emerald Bank Management Team
Annual Shareholder Presentation Thomas G. Caldwell President & Chief Executive Officer
Statements contained in this presentation, which are not historical facts, are forward-looking statements, as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. Forward Looking Statements
Middlefield Banc Corp. Footprint
Number of Total Deposits Total Market Rank in Institutions in County Branches in Market ($M) Share (%) Market Market Geauga 4 351,038 17.99 1st 16 Portage 2 92,761 5.70 6th 16 Trumbull 1 43,744 1.63 10th 14 Ashtabula 1 27,715 2.69 8th 9 Franklin 2 56,194 0.16 26th 36 Source: FDIC Deposit Market Share By County - as of June 30, 2011
Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties Ashtabula, Geauga, Portage & Trumbull Counties June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 Rank in Number of Total Deposits Total Market Market Institution Branches in Market ($M) Share (%) 1 The Huntington National Bank 32 1,466,603 20.13 2 JP Morgan Chase Bank, N.A. 19 704,165 9.67 3 First Place Bank 9 689,519 9.46 4 The Middlefield Banking Company The Middlefield Banking Company 8 515,258 7.07 5 KeyBank, National Association 15 500,666 6.87 6 PNC Bank, National Association 13 484,259 6.65 7 Cortland Savings & Banking Co. 12 365,048 5.01 8 FirstMerit Bank, N. A. 10 311,229 4.27 Total for institutions in Market 197 7,284,945 Source: FDIC Deposit Market Share
State of Ohio State of Ohio State of Ohio State of Ohio State of Ohio State of Ohio State of Ohio State of Ohio State of Ohio State of Ohio State of Ohio June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 June 30, 2011 Rank in Number of Total Deposits Total Market Market Institution Branches in Market ($M) Share (%) 1 Fifth Third Bancorp 375 31,687,068 13.57 2 Huntington Bancshares Incorporated 403 26,723,960 11.45 3 U. S. Bancorp 334 26,345,906 11.29 4 PNC Financial Services Group, Inc. 420 24,772,211 10.61 5 JP Morgan Chase & Co. 292 19,843,026 8.50 6 KeyCorp. 241 18,894,466 8.09 7 FirstMerit Corporation 158 8,144,296 3.49 31 Middlefield Banc Corp. 10 571,452 0.24 Total for 260 institutions in market Total for 260 institutions in market 22,727 2,187,646,525 Source: FDIC Deposit Market Share
$340,604 $654,551 Thousands Total Assets
$231,214 $246,342 $306,147 $318,019 $348,660 $366,277 $395,061 Thousands Net Loans Outstanding
Loan Portfolio Composition December 31, 2011
Deposits $271,050 $394,820 $487,106 $565,251 $580,962 Thousands
Deposit Composition December 31, 2011
Millions Balance Sheet Growth
$27,289 $30,464 $34,961 $35,059 $36,707 $38,022 $47,253 Equity Capital
December 31, 2011 To Be Well Capitalized Middlefield Banc Corp. The Middlefield Banking Company Emerald Bank Tier 1 Risk-Based Capital 6.00% 10.81% 10.26% 13.26% Total Risk-Based Capital 10.00% 12.06% 10.50% 12.57% Tier 1 Leverage Capital 5.00% 7.13% 6.75% 9.92% Capital Ratios
Operating Results YTD 12/31/2011 YTD 12/31/10 Change Net Interest Income $ 21,075,000 $18,149,000 16.12% Provision $ 3,085,000 $3,580,000 -13.83% Non-Interest Income $ 2,237,000 $2,623,000 -14.72% Non-Interest Expense $ 15,501,000 $14,763,000 5.00% Earnings $ 4,130,000 $2,517,000 64.08% Earnings Per Share (Basic) $2.45 $1.60 53.37%
$3,701 $3,884 $3,375 $2,615 $1,781 $2,517 $4,130 Net Income Thousands
14.43% 13.59% 10.06% 7.91% 4.90% 6.44% 10.24% Return on Average Equity
$2.50 $2.60 $2.17 $1.72 $1.15 $1.60 $2.45 Earnings Per Share
Trends and Profitability
Trends and Profitability
For Our Shareholders Enhance shareholder value. Work to maintain cash dividend level (declaration of Second Quarter 2012 cash dividend) Increase visibility with investors.
Source: Ohio Department of Natural Resources Older and deeper than the Marcellus, the Utica Shale is a potentially significant gas-bearing formation. Initial data is positive and indicates that it may be quite productive and contain natural gas and oil, yet its ultimate potential is unknown. The Ohio Oil & Gas Energy Education Program released its second comprehensive impact study in September 2011, which concluded that the oil and gas industry could support 204,000 Ohio-based jobs over the next five years. In 2010, the industry contributed 13,000 jobs and was responsible for $793M in annual salaries and income. Based on the study, the state could experience an overall wage and personal income boost of $12 billion by 2015 from industry spending. Moreover, royalty payments to landowners, schools, businesses and communities could increase to $1.6 billion, representing a five-fold increase over total royalties distributed by the industry in the past decade. Over 170 well permits have been issued in Ohio since the beginning of 2011. Utica Shale Formation In March of 2012, BP signed an agreement with landowners, covering 84,000 acres in Trumbull County. (In excess of $250 million.)
2012 Initiatives Growth Opportunities -Loan growth despite sluggish economy. -Growth of core banking franchise -Expand franchise through prudent and disciplined acquisition. Continue efforts to address credit quality and level of impaired loans. Pursue opportunities for activities related to Marcellus and Utica shales. Be well positioned for industry changes, especially increased regulatory burden.